                                                                    EXHIBIT 99.1



                                 PRESS RELEASE
                                 -------------

MOUNTAIN VIEW, CALIF., JANUARY 28, 1998 -- CONNECT, Inc. (NASDAQ: CNKT), a leading provider of enterprise-class electronic-commerce application software, today announced results for its fourth fiscal quarter ended December 31, 1997. Fourth-quarter revenues were $2.3 million, compared with revenues of $3.2 million for the fourth quarter of 1996. Net loss for the fourth quarter of 1997 was $3.1 million, essentially identical to the net loss for the fourth quarter of 1996.

For the twelve months ended December 31, 1997 revenues were $9.4 million compared to revenues of $10.1 million for the twelve months ended December 31, 1996. Net loss for the twelve months ended December 31, 1997 was $14.6 million, a decrease from the net loss of $16.1 million for the same period of the prior year.

Commenting on the fourth quarter and full-year results and milestones, Gordon Bridge, CONNECT chairman, president and CEO, said "We are disappointed with our financial results for 1997. Going into the year, we had anticipated the market for our products would mature much more quickly. Beginning in April of 1997, we took quick expense-reduction actions and continued tight cost controls throughout the year. As a result, despite a disappointing fourth quarter revenue performance, we experienced our smallest operating loss of the past eight quarters."

Continuing in his comments, Mr. Bridge said "Despite the disappointments of 1997, we remain optimistic about the future for our business because we have:

        . lowered our expenses, thus reducing our break-even point and conserving cash resources;

        . successfully completed $10 million of additional financing during the fourth quarter;

        . announced general availability of our new MRO procurement product, PurchaseStream, during the fourth quarter, which we believe will offer significant new revenue opportunities;

        . added Fortune-class, global companies to our growing list of customers, such as Moore Document Solutions, Nortel (Northern Telecom), MSX International, AT&T Wireless, Snap-on Tools, and others;

        . transferred, effective December 31, 1997, our legacy on-line services division to a new company owned primarily by former CONNECT employees, thus allowing the Company to focus entirely on its eCommerce application software business. This on-line services division contributed $1.7 million to our 1997 revenues and has consistently operated at a loss;

        . launched version 2.0 of OrderStream /TM/, CONNECT's business-to-business order-capture application which now integrates with back-end systems such as SAP and Oracle;

        . launched Application Workbench /TM/, the first-ever suite of development tools to easily design, develop, deploy and monitor high-end, Web-based electronic-commerce applications;

        . more than two years of experience helping customers deploy successful electronic commerce sites.

"We believe we have the right products and the right people to deliver solutions into a market that is expected to see significant growth. The actions we have taken this year will better enable CONNECT, with our comprehensive and complementary set of products, to take advantage of the opportunities available in this market."

ABOUT CONNECT, INC.
CONNECT provides enterprise-class software for Internet-based electronic commerce. CONNECT's award-winning OrderStream /TM/ and PurchaseStream /TM/ applications allow global companies to automate order capture, improve customer service, and streamline distribution and demand chain processes. CONNECT's end-to-end software solutions are designed to reduce the time and overall cost for businesses to implement and maintain a secure sales, marketing, purchasing and order
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capture capability on the World Wide Web.  For more information, call 800-262-
2638 or access the CONNECT Web site at www.connectinc.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, without limitation, those mentioned in the Company's 1996 Annual Report on Form 10-K and quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and in particular the Company's ability to implement its products, acceptance by the marketplace of the Company's products and services and the Company's ability to develop new products and services.

                                     # # #

OrderStream and PurchaseStream are trademarks of CONNECT, Inc. CONNECT is a registered service mark of CONNECT, Inc.

Media/analyst/financial contact:
Joe Girata
CFO
CONNECT, Inc.
415/254-4000
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
                                     CONDENSED STATEMENT OF OPERATIONS
                                   (in thousands, except per share data)

                                            Three months ended                    Twelve months ended
                                               December 31,                           December 31,
                                   ---------------------------------      ---------------------------------
                                          1997             1996                  1997             1996
                                     ---------------  ---------------       ---------------  ---------------
                                                                   UNAUDITED
Revenue:
     License                                $   636          $ 1,956              $  3,131         $  4,694
     Service                                  1,637            1,299                 6,232            5,486
                                            -------          -------              --------         --------
     Total revenue                            2,273            3,255                 9,363           10,180

Cost of Revenue:
     License                                    208              287                   753              791
     Service                                  1,728            1,894                 8,312            8,276
                                            -------          -------              --------         --------
     Total cost of revenue                    1,936            2,181                 9,065            9,067

Operating Expenses:
     Research & development                   1,263            1,055                 4,990            4,653
     Sales & marketing                        1,367            2,659                 7,194           10,445
     General & administrative                   656              509                 2,632            2,373
                                            -------          -------              --------         --------
     Total operating expenses                 3,286            4,223                14,816           17,471

Loss from operations                         (2,949)          (3,149)              (14,518)         (16,358)

Other income (expense), net                    (119)              99                   (66)             216
                                            -------          -------              --------         --------

Loss before income taxes                     (3,068)          (3,050)              (14,584)         (16,142)

Benefit for income taxes                         --               --                    --               --
                                            -------          -------              --------         --------
NET LOSS                                    $(3,068)         $(3,050)             $(14,584)        $(16,142)
                                            =======          =======              ========         ========

Basic & diluted net loss per share          $ (0.16)         $ (0.16)             $  (0.77)        $  (0.90)

Weighted Average shares used in              19,128           18,539                18,919           17,911
 computing net loss per share

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
                                     CONDENSED BALANCE SHEETS
                                          (in thousands)

                                                          December 31,           December 31,
                                                      ---------------------  ---------------------
                                                              1997                   1996
                                                      ---------------------  ---------------------
                                                            UNAUDITED
Current assets:
     Cash and cash equivalents                                    $  9,644               $ 12,214
     Accounts receivable, net                                        2,299                  2,533
     Prepaids and other current assets                                 895                    606
                                                                  --------               --------
     Total current assets                                           12,838                 15,353

Property and equipment, net                                          2,442                  3,647
Other assets                                                            84                    154
                                                                  --------               --------
     TOTAL ASSETS                                                 $ 15,364               $ 19,154
                                                                  ========               ========

Current Liabilities:
     Accounts payable & accrued expenses                          $  3,476               $  3,950
     Current portion of long-term obligations                        1,246                    870
     Deferred revenue                                                  681                    189
                                                                  --------               --------
     Total current liabilities                                       5,403                  5,009
                                                                  --------               --------
Long-term obligations                                               10,593                    790

Stockholders' Equity:
     Common stock & additional paid in capital                      61,021                 60,467
     Deferred compensation                                             (96)                  (139)
     Accumulated deficit                                           (61,557)               (46,973)
                                                                  --------               --------
     Total liabilities and stockholders' equity                   $ 15,364               $ 19,154
                                                                  ========               ========